UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2024

PREMIUM RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Ontario, Canada

(State or other jurisdiction of incorporation)

000-14740	N/A
(Commission File Number)	(IRS Employer Identification No.)

Suite 3400, One First Canadian Place P.O. Box 130 Toronto, Ontario, Canada	M5X 1A4
(Address of principal executive offices)	(Zip Code)

(604) 770-4334

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Offices; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2024, John Hick retired from the Board of Directors (the “Board”) of Premium Resources Ltd. (the “Company”). On September 19, 2024, Paul Martin was appointed to the Board to fill the vacancy created by Mr. Hick’s retirement. In connection with his appointment to the Board, Mr. Martin was appointed to the Audit and Risk Management Committee and Human Resources and Compensation Committee of the Board. There are no arrangements or understandings between Mr. Martin and any other persons pursuant to which he was appointed to the Board. Mr. Martin is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Martin will participate in the Company’s standard compensation program for non-employee directors. The Company’s press release announcing the foregoing items is attached hereto as Exhibit 99.4.

On December 2, 2024, the Company announced the retirement of Keith Morrison as Chief Executive Officer and a director of the Company, to take effect December 31, 2024. Paul Martin, a director of the Company, will assume oversight of corporate activities, and serve as the interim CEO, pending appointment of a successor. There are no arrangements or understandings between Mr. Martin and any other persons pursuant to which he was appointed interim CEO. As noted above, Mr. Martin is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. As noted above, Mr. Martin will continue to participate in the Company’s standard compensation program for non-employee directors rather than the Company’s executive compensation program. Effective upon the completion of the CEO search process, James K. Gowans will retire as Chair of the Board but continue as a director of the Company. Paul Martin will be appointed Chair of the Board. The Company’s press release announcing the foregoing items is attached hereto as Exhibit 99.16.

Mr. Martin, 63, is a mining executive with over thirty years’ experience at the CEO, CFO and director levels, in challenging and changing corporate environments. He has gained significant experience through his various roles at multi-operational mining, royalty and exploration companies listed on the Toronto Stock Exchange, TSX Venture Exchange and New York Stock Exchange. He currently serves as the Chair of the Board of Red Pine Exploration and as a director of Osisko Bermuda Limited. Mr. Martin was interim CEO at Osisko Gold Royalties Ltd. from July to December 2023 and at Red Pine Exploration from March to August 2024, in each case during CEO transition periods. He was previously President and CEO at Detour Gold Corporation from 2013 to 2018 and, prior to that, CFO at Detour from 2008 until 2013. He played a significant role on the senior executive team that permitted, completed a bankable feasibility study, financed, constructed and brought into operation the large-scale Detour Lake gold mine. Mr. Martin has worked in various senior financial roles at New Gold Inc., Gabriel Resources Ltd. and TVX Gold Inc. He has significant experience in governance matters related to publicly listed companies and holds the designation of CPA, CA.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change I Fiscal Year.

On November 15, 2024, the Company filed an amendment to its Articles to change its name to “Premium Resources Inc.,” effective November 15, 2024. The name change was approved by Shareholders at the Annual Meeting (as defined below) on October 29, 2024.

Copies of the Certificate of Amendment to the Articles, as filed with the Ministry of Government and Consumer Services under the Business Corporations Act (Ontario) are attached hereto as Exhibit 3.1 and incorporated herein by reference. The Company’s press release announcing the name change is attached hereto as Exhibit 99.14.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 29, 2024, the Company held its annual general and special meeting of shareholders (the “Annual Meeting”), at which five proposals were submitted to the Company’s shareholders. A quorum was present for the Annual Meeting. The eight director nominees were elected and all other matters were approved by shareholders. The voting results with respect to each matter are set out below. The Company’s press release announcing the Annual Meeting results is attached hereto as Exhibit 99.11.

Proposal #1

To elect eight (8) directors of the Company for the ensuing year.

Name	For	Against	Withheld/Abstain	Non Vote
Mark Christensen	73,980,664	0	1,383,229	3,383,029
James Gowans	69,325,279	0	6,038,614	3,883,029
Jason LeBlanc	74,793,564	0	570,329	3,883,029
Normal MacDonald	75,006,564	0	357,329	3,883,029
Paul Martin	69,663,934	0	5,699,959	3,883,029
Keith Morrison	65,592,935	0	9,770,958	3,883,029
Don Newberry	68,597,156	0	6,766,737	3,883,029
William O’Reilly	72,037,362	0	3,326,531	3,883,029

Proposal #2

To appoint the independent auditor of the Company for the ensuing year and to authorize the directors of the Company to fix the remuneration to be paid to the auditor.

For	Against	Withheld/Abstain	Non Vote
78,896,624	0	350,298	0

Proposal #3

To consider and, if thought fit, pass a special resolution approving the change of name of the Company from “Premium Nickel Resources Ltd.” to “Premium Resources Ltd.”.

For	Against	Withheld/Abstain	Non Vote
78,915,401	331,521	0	0

Proposal #4

To consider and, if thought fit, pass, with or without variation, an ordinary resolution approving the Company’s restricted share unit plan.

For	Against	Withheld/Abstain	Non Vote
43,645,701	31,718,192	0	3,883,029

Proposal #5

To consider and, if thought fit, pass, with or without variation, an ordinary resolution of disinterested shareholders approving and ratifying the previous grants of restricted share units.

For	Against	Withheld/Abstain	Restricted	Non Vote
38,032,079	35,650,684	0	1,681,130	3,883,029

Item 7.01	Regulation FD Disclosure.

On each of August 15, September 5, September 17, September 19, September 20, September 26, October 17, October 22, October 24, October 28, October 30, November 11, November 13, November 18, November 27, December 2, December 5, December 10 and December 23, 2024, the Company issued press releases announcing the matters disclosed in this Current Report on Form 8-K, which are attached as Exhibits 99.1, 99.2, 99.3. 99.4, 99.5, 99.6, 99.7, 99.8, 99.9, 99.10, 99.11, 99.12, 99.13, 99.14, 99.15, 99.16, 99.17, 99.18 and 99.19, respectively, hereto.

Cautionary Statements to Investors on Reserves and Resources

Certain news releases furnished herewith use the terms “mineral resources”, “indicated mineral resources” and “inferred mineral resources” as such terms are defined under Canadian National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”). NI 43-101 is a rule developed by the Canadian Securities Administrators, which establishes standards for all public disclosure a Canadian issuer makes of scientific and technical information concerning mineral projects.

On October 31, 2018, the SEC adopted new mining disclosure rules (“S-K 1300”) that are more closely aligned with current industry and global regulatory practices and standards, including NI 43-101, with which we comply because we are also a “reporting issuer” under Canadian securities laws. While S-K 1300 is more closely aligned with NI 43-101 than the prior mining disclosure rules of the Securities and Exchange Commission, there are some differences. Accordingly, there is no assurance any mineral resources that the Company may report as “indicated mineral resources” and “inferred mineral resources” under NI 43-101 will be the same as the reserve or resource estimates prepared under S-K 1300. Investors should not assume that any part or all of indicated mineral resources or inferred mineral resources will ever be converted into a higher category of mineral resources or into mineral reserves. Mineralization described using these terms has a greater amount of uncertainty as to their existence and feasibility than mineralization that has been characterized as reserves. Accordingly, investors are cautioned not to assume that any “indicated mineral resources”, or “inferred mineral resources” on the Company’s projects are or will be economically or legally mineable. Further, “inferred resources” have a greater amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, investors are also cautioned not to assume that all or any part of the inferred resources exist. In accordance with Canadian rules, estimates of “inferred mineral resources” cannot form the basis of feasibility or other economic studies, except in limited circumstances where permitted under NI 43-101.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any of the Company’s filings or other documents filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate and Articles of Amendment dated November 15, 2024
99.1	Press Release dated August 15, 2024*
99.2	Press Release dated September 5, 2024*
99.3	Press Release dated September 17, 2024*
99.4	Press Release dated September 19, 2024
99.5	Press Release dated September 20, 2024*
99.6	Press Release dated September 26, 2024*
99.7	Press Release dated October 17, 2024
99.8	Press Release dated October 22, 2024*
99.9	Press Release dated October 24, 2024*
99.10	Press Release dated October 28, 2024*
99.11	Press Release dated October 30, 2024
99.12	Press Release dated November 11, 2024*
99.13	Press Release dated November 13, 2024*
99.14	Press Release dated November 18, 2024
99.15	Press Release dated November 27, 2024*
99.16	Press Release dated December 2, 2024
99.17	Press Release dated December 5, 2024*
99.18	Press Release dated December 10, 2024*
99.19	Press Release dated December 23, 2024*
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

*Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIUM RESOURCES LTD. (Registrant)

By:	/s/ Timothy H. Moran
Timothy H. Moran Chief Legal Officer

Date: December 31, 2024